Exhibit 10.1

August 21, 2006

Mr. Robert Shanahan
21 Dianthus Drive
Asheville, NC 28803

RE: Employment Contract Dated July 16, 2001

Dear Bob:

This letter confirms the agreement between you and Blue Ridge Paper Products Inc. (“Blue Ridge”) for an extension of the terms of the Employment Agreement between you and Blue Ridge dated July 16, 2001 (“2001 Agreement”).

Section 2, Term, of the 2001 Agreement is amended by deleting the entire paragraph and inserting the following in lieu thereof: “The term (the “Term”) of this letter agreement shall commence on August 21, 2006 (the “Effective Date”) and shall continue through and including the earlier of (i) December 31, 2006 or (ii) the date on which this letter agreement is terminated pursuant to paragraphs 11, 12, 13 or 14 of this letter agreement.”

Section 5, Salary, of the 2001 Agreement is amended by deleting the figures “$180,000” and inserting in lieu thereof the figures, “$189,900.”

Except as herein amended the 2001 Agreement is hereby restated and confirmed.

Our respective signatures below indicate our mutual assent to the terms of the 2001 Agreement, as amended.

Sincerely yours,

BLUE RIDGE PAPER PRODUCTS INC.

	BY:	/s/ Richard A. Lozyniak
Richard A. Lozyniak, President and CEO

Agreed to and accepted:

/s/ Robert M. Shanahan
Robert M. Shanahan